UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 15, 2009

IGI LABORATORIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of principal executive offices)(Zip Code)

(856) 697-1441
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Terrence O’Donnell and Appointment of Narendra N. Borkar

On September 15, 2009, Terrence O’Donnell announced his resignation as a member of the board of directors (“Board”) of IGI Laboratories, Inc. (the “Company”) effective September 15, 2009. The Board appointed Narendra N. Borkar to fill the newly created vacancy. Mr. Borkar will begin service as a member of the Board on September 15, 2009 and will serve until the Company’s next annual meeting of stockholders and until his successor is elected and qualified or until his earlier, resignation or removal.

Mr. Borkar will receive compensation for his service as a director that is consistent with that of the Company’s other non-employee directors pursuant to a Director’s Compensation Arrangement adopted by the Board on June 26, 2009. Pursuant to the Director’s Compensation Arrangement, each non-employee director, including Mr. Borkar, receives an annual cash retainer in the aggregate amount of $25,000, to be paid in four equal installments on the first calendar day of each fiscal quarter; provided, however, that Mr. Borkar’s prorated annual retainer for 2009 shall be paid on October 1, 2009. Each newly appointed director, including Mr. Borkar, also receives a one-time grant of a stock option to purchase 30,000 shares of common stock upon such director’s initial appointment to the Board. The exercise price of the stock option grant equals the closing price of the Company’s common stock on the date of grant and such option will become fully vested on the first anniversary of the grant date.

The Company’s press release announcing the appointment of Mr. Borkar to the Board is attached hereto as Exhibit 99.1 and incorporated herin by reference.

Item 9.01. Exhibits

Exhibit No.	Description

99.1	Press Release of IGI Laboratories, Inc. dated September 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: September 21, 2009	By:/s/ Philip Forte
Name: Philip Forte Title: Controller

Exhibit Index

Exhibit Number	Description

99.1	Press Release of IGI Laboratories, Inc. dated September 21, 2009